Exhibit 99.1

Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces Tender Offer for Any and All

of its Outstanding 5.40% Guaranteed Notes due 2014 and Any and All

of its Outstanding 7.50% Guaranteed Notes due 2015

RADNOR, PA, September 8, 2014 — Brandywine Realty Trust (NYSE: BDN) announced today that its operating partnership, Brandywine Operating Partnership, LP (the “Operating Partnership”), has commenced a cash tender offer (the “Tender Offer”) for any and all of the $218,549,000 outstanding principal amount of its 5.40% Guaranteed Notes due November 1, 2014 (the “2014 Notes”) and any and all of the $157,625,000 outstanding principal amount of its 7.50% Guaranteed Notes due May 15, 2015 (the “2015 Notes”) issued by the Operating Partnership (the 2014 Notes and the 2015 Notes, collectively, the “Notes”). The consideration payable will be $1,006.42 per $1,000 principal amount of 2014 Notes and $1,044.18 per $1,000 principal amount of 2015 Notes, plus, in each case, accrued and unpaid interest thereon to, but not including, the payment date for the Notes purchased in the Tender Offer, which is expected to be September 16, 2014, the business day following the Expiration Time (as defined below).

The Operating Partnership intends to fund the purchase price for the Notes tendered in the Tender Offer with the proceeds from a concurrent offering of guaranteed notes of the Operating Partnership (the “Notes Offering”) and the Tender Offer is conditioned upon the pricing of the Notes Offering (unless waived). Additional terms and conditions of the Tender Offer are set forth in the Offer to Purchase dated September 8, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”).

The Tender Offer will expire at 11:59 p.m., New York City time, on September 15, 2014, unless extended or earlier terminated by the Operating Partnership (the “Expiration Time”). Any tendered Notes may be withdrawn prior to, but not after, the Expiration Time and withdrawn Notes may be re-tendered by a holder at any time prior to the Expiration Time.

Holders are urged to read the Offer to Purchase and Letter of Transmittal carefully before making any decision with respect to the Tender Offer. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from Global Bondholder Services Corporation, the Information Agent for the Tender Offer, at (866) 470-4500 (toll-free) or (212) 430-3774 (collect). Questions regarding the Tender Offer may be directed to Wells Fargo Securities, LLC, the Dealer Manager for the Tender Offer, at (866) 309-6316 (toll-free) or (704) 410-4760 (collect).

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes or any other securities of the Operating Partnership nor is it a solicitation for acceptance of the Tender Offer. The Operating Partnership is making the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Brandywine Realty Trust, the Operating Partnership, the Dealer Manager, the Depositary or the Information Agent makes any recommendation in connection with the Tender Offer.

About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 284 properties and 33.7 million square feet as of June 30, 2014.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Operating Partnership its affiliates or industry results to be materially different

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Operating Partnership’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Operating Partnership and the forward-looking statements contained herein are included in the Operating Partnership’s filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2013. Neither Brandywine Realty Trust nor the Operating Partnership assumes any obligation to update or supplement forward-looking statements that become untrue because of subsequent events, except to the extent otherwise required by law.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622